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                                  ATTACHMENT C

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                      Exhibit 21

                         Subsidiaries of the Registrant

                                                                                                            State or
                                                                                     Percent           Other Jurisdiction
Parent Company                                       Subsidiary                       Owned             of Incorporation
--------------                                       ----------                       -----             ----------------
WSFS Financial Corporation             Wilmington Savings Fund Society,               100%               United States
                                          Federal Savings Bank
                                       WSFS Capital Trust I                           100%               Delaware

Wilmington Savings Fund                Star States Development Company                100%               Delaware
 Society, Federal                      838 Investment Group, Inc.                     100%               Delaware
 Savings Bank                          WSFS Credit Corporation                        100%               Delaware
                                       CustomerOne Financial Network, Inc.             29%               Delaware
                                       Wilmington National Finance, Inc.*              51%               Delaware







*Formerly Community Credit Corporation.